Exhibit 99.1

Autobytel Reports Increased Revenues and Profits for 2012 First Quarter

IRVINE, Calif.  (May 3, 2012) – Autobytel Inc. (Nasdaq: ABTL), a leading provider of online consumer purchase requests and marketing resources for the automotive industry, today reported increased revenues and improved profitability for the first quarter ended March 31, 2012, compared with last year’s first quarter.

“Our focus on helping automotive dealer and manufacturer customers generate higher levels of sales conversions by providing them with quality purchase requests is continuing to drive improvements in our business,” said Jeffrey H. Coats, President and Chief Executive Officer of Autobytel.  “As a comprehensive resource for car buyers, and with what we believe to be the industry’s largest combined dealer and manufacturer automotive purchase request distribution network, Autobytel is well positioned to benefit from ongoing improvements in our core business, along with the continuing recovery in the automotive sector.”

Revenues for the 2012 first quarter grew 4% to $16.7 million from $16.0 million a year ago.  Revenues generated from purchase requests, the company’s core product offering, rose 6% to $15.8 million for the 2012 first quarter from $15.0 million last year, primarily reflecting stronger demand from automotive manufacturers and other wholesale channels.

Gross profit grew 11% to $6.8 million for the 2012 first quarter from $6.2 million a year ago.  Gross margin improved to 40.9% of total revenues for the 2012 first quarter from 38.4% for the first quarter of 2011.  The improvement in gross margin was due, in part, to a higher level of internally generated purchase requests.

Total operating expenses declined to $6.5 million for the 2012 first quarter from $6.6 million for the same quarter last year.

Net income for the 2012 first quarter totaled $253,000, or $0.01 per diluted share, versus a net loss of $571,000, or $0.01 per share, for the 2011 first quarter.

Cash flow provided by operations was $894,000 for the first quarter of 2012, compared with cash flow used in operations of $1.2 million for the prior-year first quarter.

Cash and cash equivalents grew to $12.1 million at March 31, 2012, up from $11.2 million at December 31, 2011 and $7.5 million at March 31, 2011.

Conference Call
Autobytel management will host a conference call today at 5 p.m. ET/2 p.m. PT to discuss its 2012 first quarter financial results.  Interested parties may participate in the live call by dialing (877) 852-2929, passcode 73798213.  An audio broadcast will also be available through a live webcast at www.autobytel.com (click on “Investor Relations” and then click on “Events & Presentations”).  Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software.  For those unable to listen to the live broadcast, the call will be archived for one year on Autobytel’s website.  A telephone replay of the call will also be available through May 10, 2012 by dialing (855) 859-2056, passcode 73798213.  The slides that will be referenced during the call will be available on the company’s website at www.autobytel.com (click on “Investor Relations” and then click on “Events & Presentations”).  The slides will contain disclosures of EBITDA (earnings before interest, taxes, depreciation and amortization) and cash flow, which are non-GAAP financial measures as defined by SEC Regulation G.  Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure will be included in the slides.

About Autobytel Inc.
Autobytel Inc., an online leader offering consumer purchase requests and marketing resources to car dealers and manufacturers and providing consumers with the information they need to purchase new and used cars, pioneered the automotive Internet when it launched autobytel.com in 1995.  Autobytel continues to offer innovative products and services to help consumers buy, and auto dealers and manufacturers sell, more used and new cars.  Autobytel has helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and helped every major automaker market its brand online.  Through its flagship website autobytel.com, its network of automotive sites and its respected online affiliates, Autobytel continues its dedication to innovating the industry's highest quality Internet programs to provide consumers with a comprehensive and positive automotive research and purchasing experience, and auto dealers, dealer groups and auto manufacturers with some of the industry's most productive and cost-effective customer referral and marketing programs.

Investors and other interested parties can receive Autobytel news releases and invitations to special events by accessing our online signup form at http://investor.autobytel.com/alerts.cfm

Forward-Looking Statements Disclaimer
The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws.  These forward-looking statements, including, but not limited to, the company benefiting from ongoing improvements to its core business and the recovery in the automotive market, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict.  Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements.  Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission.  Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results, or financial condition of Autobytel and the market price of the company’s stock.  In addition, current year financial information could be subject to change as a result of subsequent events or the finalization of the company’s financial statement close which culminates with the filing of the company’s Annual Report on Form 10-K for the current year.

Contacts:

Investor Relations:
PondelWilkinson Inc.
Roger Pondel/Laurie Berman
310-279-5980
investor@pondel.com

CMC Group, Inc.
Bradley Orr
303-887-4932
borr@cmc-group.us

Media Relations:
MSC-PR
Michelle Suzuki
310-444-7115
michelle@msc-pr.com

Autobytel Inc.
Jim Helberg
949-862-1395
jimh@autobytel.com

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(Financial Tables Follow)

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per-share data)

	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 12,112	$ 11,209
Restricted cash	50	400
Accounts receivable (net of allowances for bad debts and customer credits of $513 and $540, at March 31, 2012 and December 31, 2011, respectively)	10,586	10,144
Prepaid expenses and other current assets	383	571
Total current assets	23,131	22,324
Property and equipment, net	1,502	1,629
Long-term strategic investment	194	194
Intangible assets, net	2,551	2,893
Goodwill	11,677	11,677
Other assets	77	77
Total assets	$ 39,132	$ 38,794

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 4,105	$ 3,081
Accrued expenses and other current liabilities	4,092	4,994
Deferred revenues	116	216
Total current liabilities	8,313	8,291
Convertible note payable	5,000	5,000
Other non-current liabilities	608	607
Total liabilities	13,921	13,898

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized; 45,899,826 and 46,121,727 shares issued and outstanding, as of March 31, 2012 and December 31, 2011, respectively	46	46
Additional paid-in capital	306,795	306,733
Accumulated deficit	(281,630)	(281,883)
Total stockholders' equity	25,211	24,896
Total liabilities and stockholders' equity	$ 39,132	$ 38,794

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except per-share data)

	Three Months Ended
	March 31,

	2012	2011

Revenues:
Purchase requests	$ 15,794	$ 14,964
Advertising	859	1,001
Other revenues	52	67
Total revenues	16,705	16,032
Cost of revenues (excludes depreciation of $32 and $55 for the three months ended March 31, 2012 and 2011, respectively)	9,869	9,872
Gross profit	6,836	6,160

Operating expenses:
Sales and marketing	2,345	2,419
Technology support	1,828	1,725
General and administrative	2,015	2,084
Depreciation and amortization	402	446
Litigation settlements	(70)	(67)
Total operating expenses	6,520	6,607
Operating income (loss)	316	(447)
Interest and other income (expense), net	(1)	9
Income tax provision	62	133
Net income (loss) and comprehensive income (loss)	$ 253	$ (571)

Basic income (loss) per common share	$ 0.01	$ (0.01)
Diluted income (loss) per common share	$ 0.01	$ (0.01)

Shares used in computing income (loss) per common share (in thousands):
Basic	46,087	45,676
Diluted	47,479	45,676

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